EXHIBIT 99.1

May 2, 2024

EOG Resources Reports First Quarter 2024 Results

HOUSTON – (PR Newswire) – EOG Resources, Inc. (EOG) today reported first quarter 2024 results. The attached supplemental financial tables and schedules for the reconciliation of non-GAAP measures to GAAP measures and related definitions, along with a related presentation, are also available on EOG's website at http://investors.eogresources.com/investors.

Key Financial Results

In millions of USD, except per-share, per-Boe and ratio data

GAAP	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023
Total Revenue	6,123	6,357	6,212	5,573	6,044
Net Income	1,789	1,988	2,030	1,553	2,023
Net Income Per Share	3.10	3.42	3.48	2.66	3.45
Net Cash Provided by Operating Activities	2,903	3,104	2,704	2,277	3,255
Total Expenditures	1,952	1,634	1,803	1,664	1,717
Current and Long-Term Debt	3,791	3,799	3,806	3,814	3,820
Cash and Cash Equivalents	5,292	5,278	5,326	4,764	5,018
Debt-to-Total Capitalization	11.7%	11.9%	12.1%	12.7%	13.1%
Cash Operating Costs ($/Boe)	10.37	10.52	10.19	10.03	10.59
Non - GAAP					
Adjusted Net Income	1,626	1,783	2,007	1,457	1,578
Adjusted Net Income Per Share	2.82	3.07	3.44	2.49	2.69
CFO before Changes in Working Capital	2,928	2,989	3,038	2,563	2,559
Capital Expenditures	1,703	1,512	1,519	1,521	1,489
Free Cash Flow	1,225	1,477	1,519	1,042	1,070
Net Debt	(1,501)	(1,479)	(1,520)	(950)	(1,198)
Net Debt-to-Total Capitalization	(5.5%)	(5.6%)	(5.8%)	(3.8%)	(4.9%)

First Quarter Highlights

- Earned adjusted net income of $1.6 billion, or $2.82 per share
- Generated $1.2 billion of free cash flow
- Declared regular quarterly dividend of $0.91 per share
- Paid $525 million in regular dividends and repurchased $750 million of shares during the first quarter
- Volumes and total per-unit cash operating costs better than guidance midpoints

1Q24 Press Release 1

First Quarter 2024 Highlights and Cash Return

Volumes and Capital Expenditures

	1Q 2024	1Q 2024 Guidance Midpoint	4Q 2023	3Q 2023	2Q 2023	1Q 2023
Wellhead Volumes						
Crude Oil and Condensate (MBod)	487.4	486.3	485.2	483.3	476.6	457.7
Natural Gas Liquids (MBbld)	231.7	228.0	235.8	231.1	215.7	212.2
Natural Gas (MMcfd)	1,858	1,835	1,831	1,704	1,668	1,639
Total Crude Oil Equivalent (MBoed)	**1,028.8**	**1,020.1**	**1,026.2**	**998.5**	**970.3**	**943.0**
Capital Expenditures ($MM)	**1,703**	**1,700**	**1,512**	**1,519**	**1,521**	**1,489**

From Ezra Yacob, Chairman and Chief Executive Officer

"EOG is off to a great start this year, delivering strong first quarter results. Production exceeded targets and total per-unit cash operating costs were lower than planned. Consistent strong execution quarter after quarter reflects the quality and depth of our multi-basin portfolio as well as the efforts of our employees across our operating areas.

"Our differentiated business model, focused on exploration and innovation, continues to strengthen our resource base. We believe our most recent exploration success, the Utica, will be competitive with the premier unconventional plays across North America. Well results continue to demonstrate consistent performance with significant oil contribution across multiple areas of our acreage position. Combined with emerging operating efficiencies, we are confident that the Utica will further improve our low-cost, high quality premium portfolio.

"EOG's operational execution continues to translate into strong returns and cash flow generation. Strong free cash flow in the quarter allowed for significant capital return to shareholders through both our regular dividend and share repurchases, all while maintaining our industry-leading balance sheet. EOG is well positioned to leverage its core competencies to drive continued improvement in its business and create significant long-term value for our shareholders."

Regular Dividend and First Quarter Share Repurchases

The Board of Directors today declared a dividend of $0.91 per share on EOG's common stock. The dividend will be payable July 31, 2024, to stockholders of record as of July 17, 2024. The indicated annual rate is $3.64 per share.

During the first quarter, the company repurchased 6.4 million shares for $750 million under its share repurchase authorization, at an average purchase price of approximately $118 per share. EOG has $3.3 billion remaining on its current share buyback authorization.

1Q24 Press Release 2

First Quarter 2024 Financial Performance

Earnings per Share 1Q 2024 vs 4Q 2023

GAAP

$3.42
($0.19)
($0.02)
($0.19)
($0.08)
$0.16
$3.10
4Q EPS
Prices
Volumes
Per-Unit Costs
Hedges
Other1
1Q EPS

Adjusted Non-GAAP

$3.07
($0.19)
($0.02)
($0.19)
$0.05
$0.10
$2.82
4Q EPS
Prices
Volumes
Per-Unit Costs
Hedges
Other1
1Q EPS

Prices
- Crude oil and natural gas prices decreased in 1Q compared with 4Q

Volumes
- Total 1Q oil production of 487,400 Bopd was above the midpoint of the guidance range and up less than 1% from 4Q
- NGL production was above the midpoint of the guidance range but down 2% from 4Q
- Natural gas production was above the midpoint of the guidance range and up 1% from 4Q
- Total company equivalent daily production increased less than 1% from 4Q

Per-Unit Costs
- LOE and DD&A costs increased in 1Q compared with 4Q, while GP&T and G&A expenses decreased

Hedges
- Mark-to-market hedge gains decreased, lowering GAAP earnings per share in 1Q compared with 4Q
- Cash received to settle hedges increased adjusted non-GAAP earnings per share

Change in Cash 1Q 2024 vs 4Q 2023

$Billions

5.3
2.9
(1.7)
(0.5)
(0.8)
0.1
5.3
$1.2 Bn Free Cash Flow
Cash at 12/31/23
CFO
Capex
Dividends
Share Buybacks
Working Capital & Other
Cash at 3/31/24

Free Cash Flow
- Cash flow from operations before changes in working capital was $2.9 billion
- EOG incurred $1.7 billion of capital expenditures
- Free cash flow was $1.2 billion

Cash Return and Working Capital
- Paid $525 million in regular dividends
- Repurchased $750 million of stock
- Changes in working capital and other items added approximately $100 million to the cash balance

1Q24 Press Release 3

First Quarter 2024 Operating Performance

Cash Operating Costs

$ per Boe

10.59
10.03
10.19
10.52
10.65
10.37
G&A
1.71
1.61
1.75
2.03
1.85
1.73
GP&T2
4.65
4.48
4.42
4.49
4.60
4.41
LOE
4.23
3.94
4.02
4.00
4.20
4.23
1Q 2023
2Q 2023
3Q 2023
4Q 2023
1Q 2024 Guidance Midpoint
1Q 2024

Depreciation, Depletion and Amortization

$ per Boe

9.40
9.81
9.78
9.85
11.40
11.47
1Q 2023
2Q 2023
3Q 2023
4Q 2023
1Q 2024 Guidance Midpoint
1Q 2024

Lease and Well

- QoQ: Increased primarily due to workover and water handling expenses
- Guidance Midpoint: Relatively flat

Gathering, Processing and Transportation Costs

- QoQ: Decreased primarily due to lower rates
- Guidance Midpoint: Lower primarily due to optimization across processing capacity and lower compression expense due to lower fuel cost

General and Administrative

- QoQ: Decreased due to lower employee-related expenses and professional fees
- Guidance Midpoint: Lower due to lower employee-related expenses

Depreciation, Depletion and Amortization

- QoQ: Increased primarily due to a one-time adjustment related to natural gas production used by EOG-owned gathering systems
- Guidance Midpoint: Higher primarily due to well mix

1Q24 Press Release 4

First Quarter 2024 Results vs Guidance

(Unaudited)

See "Endnotes" below for related discussion and definitions.

	1Q 2024	1Q 2024 Guidance Midpoint	Variance	4Q 2023	3Q 2023	2Q 2023	1Q 2023
Crude Oil and Condensate Volumes (MBod)							
United States	486.8	486.0	0.8	484.6	482.8	476.0	457.1
Trinidad	0.6	0.3	0.3	0.6	0.5	0.6	0.6
Total	487.4	486.3	1.1	485.2	483.3	476.6	457.7
Natural Gas Liquids Volumes (MBbld)							
Total	231.7	228.0	3.7	235.8	231.1	215.7	212.2
Natural Gas Volumes (MMcfd)							
United States	1,658	1,650	8	1,653	1,562	1,513	1,475
Trinidad	200	185	15	178	142	155	164
Total	1,858	1,835	23	1,831	1,704	1,668	1,639
Total Crude Oil Equivalent Volumes (MBoed)	1,028.8	1,020.1	8.7	1,026.2	998.5	970.3	943.0
Total MMBoe	93.6	92.8	0.8	94.4	91.9	88.3	84.9
Benchmark Price							
Oil (WTI) ($/Bbl)	76.97			78.33	82.18	73.75	76.11
Natural Gas (HH) ($/Mcf)	2.24			2.87	2.55	2.09	3.43
Crude Oil and Condensate - above (below) WTI[3] ($/Bbl)							
United States	1.49	1.50	(0.01)	2.28	1.43	1.23	1.16
Trinidad	(9.47)	(9.35)	(0.12)	(9.12)	(10.80)	(8.87)	(7.13)
Natural Gas Liquids - Realizations as % of WTI							
Total	31.6%	32.0%	-0.4%	28.5%	28.7%	28.3%	33.7%
Natural Gas - above (below) NYMEX Henry Hub[4] ($/Mcf)							
United States	(0.14)	(0.10)	(0.04)	(0.15)	0.04	(0.02)	0.04
Natural Gas Realizations ($/Mcf)							
Trinidad	3.54	3.45	0.09	3.81	3.41	3.45	3.87
Total Expenditures (GAAP) ($MM)	1,952			1,634	1,803	1,664	1,717
Capital Expenditures (non-GAAP) ($MM)	1,703	1,700	3	1,512	1,519	1,521	1,489
Operating Unit Costs ($/Boe)							
Lease and Well	4.23	4.20	0.03	4.00	4.02	3.94	4.23
Gathering, Processing and Transportation Costs[2]	4.41	4.60	(0.19)	4.49	4.42	4.48	4.65
General and Administrative	1.73	1.85	(0.12)	2.03	1.75	1.61	1.71
Cash Operating Costs	10.37	10.65	(0.28)	10.52	10.19	10.03	10.59
Depreciation, Depletion and Amortization	11.47	11.40	0.07	9.85	9.78	9.81	9.40
Expenses ($MM)							
Exploration and Dry Hole	46	50	(4)	41	43	47	51
Impairment (GAAP)	19			79	54	35	34
Impairment (excluding certain impairments (non-GAAP))[5]	17	70	(53)	60	31	35	34
Capitalized Interest	10	9	1	9	8	8	8
Net Interest	33	35	(2)	35	36	35	42
TOTI (% of Wellhead Revenue)	7.7	8.0%	(0.3%)	6.6%	7.4%	7.8%	7.8%
Income Taxes							
Effective Rate	22.2%	22.5%	(0.3%)	21.6%	21.1%	21.9%	22.0%
Current Tax (Benefit) / Expense ($MM)	312	320	(8)	352	486	241	338

1Q24 Press Release 5

Second Quarter and Full-Year 2024 Guidance[6]

(Unaudited)

See "Endnotes" below for related discussion and definitions.	2Q 2024 Guidance Range	2Q 2024 Midpoint	FY 2024 Guidance Range	FY 2024 Midpoint	2023 Actual	2022 Actual	2021 Actual
Crude Oil and Condensate Volumes (MBod)							
United States	485.0 - 490.0	487.5	485.0 - 490.0	487.5	475.2	460.7	443.4
Trinidad	0.3 - 0.7	0.5	0.5 - 1.5	1.0	0.6	0.6	1.5
Other International	0.0 - 0.0	0.0	0.0 - 0.0	0.0	0.0	0.0	0.1
Total	485.3 - 490.7	488.0	485.5 - 491.5	488.5	475.8	461.3	445.0
Natural Gas Liquids Volumes (MBbld)							
Total	227.0 - 237.0	232.0	220.0 - 250.0	235.0	223.8	197.7	144.5
Natural Gas Volumes (MMcfd)							
United States	1,630 - 1,690	1,660	1,640 - 1,770	1,705	1,551	1,315	1,210
Trinidad	190 - 210	200	200 - 230	215	160	180	217
Other International	0 - 0	0	0 - 0	0	0	0	9
Total	1,820 - 1,900	1,860	1,840 - 2,000	1,920	1,711	1,495	1,436
Crude Oil Equivalent Volumes (MBoed)							
United States	983.7 - 1,008.7	996.2	978.3 - 1,035.0	1,006.7	957.5	877.5	789.6
Trinidad	32.0 - 35.7	33.9	33.8 - 39.8	36.8	27.3	30.7	37.7
Other International	0.0 - 0.0	0.0	0.0 - 0.0	0.0	0.0	0.0	1.6
Total	1,015.7 - 1,044.4	1,030.1	1,012.1 - 1,074.8	1,043.5	984.8	908.2	828.9
Benchmark Price							
Oil (WTI) ($/Bbl)					77.61	94.23	67.96
Natural Gas (HH) ($/Mcf)					2.74	6.64	3.85
Crude Oil and Condensate - above (below) WTI[3] ($/Bbl)							
United States	1.00 - 2.50	1.75	0.40 - 2.40	1.40	1.57	2.99	0.58
Trinidad	(11.20) - (9.70)	(10.45)	(11.40) - (9.40)	(10.40)	(9.03)	(8.07)	(11.70)
Natural Gas Liquids - Realizations as % of WTI							
Total	24.0% - 34.0%	29.0%	26.0% - 36.0%	31.0%	29.7%	39.0%	50.5%
Natural Gas - above (below) NYMEX Henry Hub[4] ($/Mcf)							
United States	(0.80) - 0.00	(0.40)	(1.50) - 0.80	(0.35)	(0.04)	0.63	1.03
Natural Gas Realizations[7] ($/Mcf)							
Trinidad	3.00 - 3.70	3.35	3.00 - 4.00	3.50	3.65	4.43	3.40
Total Expenditures (GAAP) ($MM)					6,818	5,610	4,255
Capital Expenditures[8] (non-GAAP) ($MM)	1,700 - 1,800	1,750	6,000 - 6,400	6,200	6,041	4,607	3,755
Operating Unit Costs ($/Boe)							
Lease and Well	4.00 - 4.45	4.23	3.90 - 4.60	4.25	4.05	4.02	3.75
Gathering, Processing and Transportation Costs[2]	4.25 - 4.75	4.50	4.20 - 4.90	4.55	4.50	4.78	4.70
General and Administrative (GAAP)	1.60 - 1.90	1.75	1.70 - 1.95	1.83	1.78	1.72	1.69
General and Administrative (non-GAAP)[9]					1.78	1.67	1.69
Cash Operating Costs (GAAP)	9.85 - 11.10	10.48	9.80 - 11.45	10.63	10.33	10.52	10.14
Cash Operating Costs (non-GAAP)					10.33	10.47	10.14
Depreciation, Depletion and Amortization	10.00 - 11.00	10.50	10.00 - 11.00	10.50	9.72	10.69	12.07
Expenses ($MM)							
Exploration and Dry Hole	30 - 70	50	175 - 225	200	182	204	225
Impairment (GAAP)					202	382	376
Impairment (excluding certain impairments (non-GAAP))[5]	30 - 110	70	160 - 240	200	160	269	361
Capitalized Interest	9 - 13	11	42 - 47	45	33	36	33
Net Interest	31 - 35	33	125 - 135	130	148	179	178
TOTI (% of Wellhead Revenue) (GAAP)	7.0% - 9.0%	8.0%	7.0% - 9.0%	8.0%	7.4%	7.0%	6.8%
TOTI (% of Wellhead Revenue) (non-GAAP)[9]					7.4%	7.5%	6.8%
Income Taxes							
Effective Rate	19.0% - 24.0%	21.5%	19.0% - 24.0%	21.5%	21.6%	21.7%	21.4%
Current Tax Expense ($MM)	390 - 490	440	1,340 - 1,640	1,490	1,415	2,208	1,393

1Q24 Press Release 6

First Quarter 2024 Results Webcast
Friday, May 3, 2024, 9:00 a.m. Central time (10:00 a.m. Eastern time)
Webcast will be available on EOG's website for one year.
http://investors.eogresources.com/Investors

About EOG
EOG Resources, Inc. (NYSE: EOG) is one of the largest crude oil and natural gas exploration and production companies in the United States with proved reserves in the United States and Trinidad. To learn more visit www.eogresources.com.

Investor Contacts
Pearce Hammond 713-571-4684
Neel Panchal 713-571-4884
Shelby O'Connor 713-571-4560

Media Contact
Kimberly Ehmer 713-571-4676

Endnotes

1) Includes gathering, processing and marketing revenue, gains (losses) on asset dispositions (for GAAP earnings per share only), other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.
2) Effective January 1, 2024, EOG combined Transportation Costs and Gathering and Processing Costs into one line item titled Gathering, Processing and Transportation Costs. This presentation has been conformed for all periods presented and had no impact on previously reported Net Income.
3) EOG bases United States and Trinidad crude oil and condensate price differentials upon the West Texas Intermediate crude oil price at Cushing, Oklahoma, using the simple average of the NYMEX settlement prices for each trading day within the applicable calendar month.
4) EOG bases United States natural gas price differentials upon the natural gas price at Henry Hub, Louisiana, using the NYMEX Last Day Settle price for each of the applicable months.
5) In general, EOG excludes impairments which are (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets). EOG believes excluding these impairments from total impairment costs is appropriate and provides useful information to investors, as such impairments were caused by factors outside of EOG's control (versus, for example, impairments that are due to EOG's proved oil and gas properties not being as productive as it originally estimated).
6) The forecast items for the second quarter and full year 2024 set forth above for EOG are based on currently available information and expectations as of the date of this press release. EOG undertakes no obligation, other than as required by applicable law, to update or revise this forecast, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise. This forecast, which should be read in conjunction with this press release and EOG's related Current Report on Form 8-K filing, replaces and supersedes any previously issued guidance or forecast.
7) The full-year 2022 realized natural gas price for Trinidad includes a one-time pricing adjustment of $0.76/Mcf for prior-period production following a contract amendment with the National Gas Company of Trinidad and Tobago Limited (NGC).
8) The forecast includes expenditures for Exploration and Development Drilling, Facilities, Leasehold Acquisitions, Capitalized Interest, Dry Hole Costs and Other Property, Plant and Equipment. The forecast excludes Property Acquisitions, Asset Retirement Costs, Non-Cash Exchanges and Transactions and exploration costs incurred as operating expenses.
9) 2022 TOTI (% of Wellhead Revenue) (non-GAAP) and General and Administrative Costs (non-GAAP) exclude a state severance tax refund and related consulting fees, respectively, as reflected in the accompanying Adjusted Net Income (Loss) reconciliation schedule.

1Q24 Press Release 7

Glossary

Acq	Acquisitions
ATROR	After-tax rate of return
Bbl	Barrel
Bn	Billion
Boe	Barrels of oil equivalent
Bopd	Barrels of oil per day
CAGR	Compound annual growth rate
Capex	Capital expenditures
CFO	Cash flow provided by operating activities before changes in working capital
CO2e	Carbon dioxide equivalent
DD&A	Depreciation, Depletion and Amortization
Disc	Discoveries
Divest	Divestitures
EPS	Earnings per share
Ext	Extensions
G&A	General and administrative expense
GHG	Greenhouse gas
GP&T	Gathering, processing & transportation expense
HH	Henry Hub
LOE	Lease operating expense, or lease and well expense
MBbld	Thousand barrels of liquids per day
MBod	Thousand barrels of oil per day
MBoe	Thousand barrels of oil equivalent
MBoed	Thousand barrels of oil equivalent per day
Mcf	Thousand cubic feet of natural gas
MMBoe	Million barrels of oil equivalent
MMcfd	Million cubic feet of natural gas per day
NGLs	Natural gas liquids
NYMEX	U.S. New York Mercantile Exchange
OTP	Other than price
QoQ	Quarter over quarter
TOTI	Taxes other than income
USD	United States dollar
WTI	West Texas Intermediate
YoY	Year over year
$MM	Million United States dollars
$/Bbl	U.S. Dollars per barrel
$/Boe	U.S. Dollars per barrel of oil equivalent
$/Mcf	U.S. Dollars per thousand cubic feet

1Q24 Press Release 8

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, goals, returns and rates of return, budgets, reserves, levels of production, capital expenditures, operating costs and asset sales, statements regarding future commodity prices and statements regarding the plans and objectives of EOG's management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," "aims," "ambition," "initiative," "goal," "may," "will," "focused on," "should" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG's future financial or operating results and returns or EOG's ability to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control drilling, completion and operating costs and capital expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, other environmental matters, safety matters or other ESG (environmental/social/governance) matters, pay and/or increase regular and/or special dividends or repurchase shares are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that such assumptions are accurate or will prove to have been correct or that any of such expectations will be achieved (in full or at all) or will be achieved on the expected or anticipated timelines. Moreover, EOG's forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside EOG's control. Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

- the timing, extent and duration of changes in prices for, supplies of, and demand for, crude oil and condensate, natural gas liquids (NGLs), natural gas and related commodities;
- the extent to which EOG is successful in its efforts to acquire or discover additional reserves;
- the extent to which EOG is successful in its efforts to (i) economically develop its acreage in, (ii) produce reserves and achieve anticipated production levels and rates of return from, (iii) decrease or otherwise control its drilling, completion and operating costs and capital expenditures related to, and (iv) maximize reserve recovery from, its existing and future crude oil and natural gas exploration and development projects and associated potential and existing drilling locations;
- the success of EOG's cost-mitigation initiatives and actions in offsetting the impact of inflationary pressures on EOG's operating costs and capital expenditures;
- the extent to which EOG is successful in its efforts to market its production of crude oil and condensate, NGLs and natural gas;
- security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, physical breaches of our facilities and other infrastructure or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business, and enhanced regulatory focus on prevention and disclosure requirements relating to cyber incidents;
- the availability, proximity and capacity of, and costs associated with, appropriate gathering, processing, compression, storage, transportation, refining, liquefaction and export facilities;
- the availability, cost, terms and timing of issuance or execution of mineral licenses and leases and governmental and other permits and rights-of-way, and EOG's ability to retain mineral licenses and leases;
- the impact of, and changes in, government policies, laws and regulations, including climate change-related regulations, policies and initiatives (for example, with respect to air emissions); tax laws and regulations (including, but not limited to, carbon tax and emissions-related legislation); environmental, health and safety laws and regulations relating to disposal of produced water, drilling fluids and other wastes, hydraulic fracturing and access to and use of water; laws and regulations affecting the leasing of acreage and permitting for oil and gas drilling and the calculation of royalty payments in respect of oil and gas production; laws and regulations imposing additional permitting and disclosure requirements, additional operating restrictions and conditions or restrictions on drilling and completion operations and on the transportation of crude oil, NGLs and natural gas; laws and regulations with respect to financial derivatives and hedging activities; and laws and regulations with respect to the import and export of crude oil, natural gas and related commodities;
- the impact of climate change-related policies and initiatives at the corporate and/or investor community levels and other potential developments related to climate change, such as (but not limited to) changes in consumer and industrial/commercial behavior, preferences and attitudes with respect to the generation and consumption of energy; increased availability of, and increased consumer and industrial/commercial demand for, competing energy sources (including alternative energy sources); technological advances with respect to the generation, transmission, storage and consumption of energy; alternative fuel requirements; energy conservation measures and emissions-related legislation; decreased demand for, and availability of, services and facilities related to the exploration for, and production of, crude oil, NGLs and natural gas; and negative perceptions of the oil and gas industry and, in turn, reputational risks associated with the exploration for, and production of, crude oil, NGLs and natural gas;
- continuing political and social concerns relating to climate change and the greater potential for shareholder activism, governmental inquiries and enforcement actions and litigation and the resulting expenses and potential disruption to EOG's day-to-day operations;
- the extent to which EOG is able to successfully and economically develop, implement and carry out its emissions and other ESG-related initiatives and achieve its related targets, ambitions and initiatives;
- EOG's ability to effectively integrate acquired crude oil and natural gas properties into its operations, identify and resolve existing and potential issues with respect to such properties and accurately estimate reserves, production, drilling, completion and operating costs and capital expenditures with respect to such properties;
- the extent to which EOG's third-party-operated crude oil and natural gas properties are operated successfully, economically and in compliance with applicable laws and regulations;
- competition in the oil and gas exploration and production industry for the acquisition of licenses, leases and properties;
- the availability and cost of, and competition in the oil and gas exploration and production industry for, employees, labor and other personnel, facilities, equipment, materials (such as water, sand, fuel and tubulars) and services;

1Q24 Press Release 9

- the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;
- weather, including its impact on crude oil and natural gas demand, and weather-related delays in drilling and in the installation and operation (by EOG or third parties) of production, gathering, processing, refining, liquefaction, compression, storage, transportation, and export facilities;
- the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;
- EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all, and to otherwise satisfy its capital expenditure requirements;
- the extent to which EOG is successful in its completion of planned asset dispositions;
- the extent and effect of any hedging activities engaged in by EOG;
- the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;
- the duration and economic and financial impact of epidemics, pandemics or other public health issues;
- geopolitical factors and political conditions and developments around the world (such as the imposition of tariffs or trade or other economic sanctions, political instability and armed conflicts), including in the areas in which EOG operates;
- the extent to which EOG incurs uninsured losses and liabilities or losses and liabilities in excess of its insurance coverage;
- acts of war and terrorism and responses to these acts; and
- the other factors described under ITEM 1A, Risk Factors of EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and any updates to those factors set forth in EOG's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the duration or extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Historical Non-GAAP Financial Measures:
Reconciliation schedules and definitions for the historical non-GAAP financial measures included or referenced herein as well as related discussion can be found on the EOG website at www.eogresources.com.

Cautionary Notice Regarding Forward-Looking Non-GAAP Financial Measures:
In addition, this press release and any accompanying disclosures may include or reference certain forward-looking, non-GAAP financial measures, such as free cash flow, cash flow provided by operating activities before changes in working capital and return on capital employed, and certain related estimates regarding future performance, commodity prices and operating and financial results. Because we provide these measures on a forward-looking basis, we cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future changes in working capital and future impairments. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measures without unreasonable efforts. Management believes these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing EOG's forecasted financial performance to the forecasted financial performance of other companies in the industry. Any such forward-looking measures and estimates are intended to be illustrative only and are not intended to reflect the results that EOG will necessarily achieve for the period(s) presented; EOG's actual results may differ materially from such measures and estimates.

Oil and Gas Reserves:
The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose not only "proved" reserves (i.e., quantities of oil and gas that are estimated to be recoverable with a high degree of confidence), but also "probable" reserves (i.e., quantities of oil and gas that are as likely as not to be recovered) as well as "possible" reserves (i.e., additional quantities of oil and gas that might be recovered, but with a lower probability than probable reserves). Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve or resource estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include "potential" reserves, "resource potential" and/or other estimated reserves or estimated resources not necessarily calculated in accordance with, or contemplated by, the SEC's latest reserve reporting guidelines. Investors are urged to consider closely the disclosure in EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (and any updates to such disclosure set forth in EOG's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K), available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov.

1Q24 Press Release 10

Income Statements
In millions of USD, except share data (in millions) and per share data (Unaudited)
	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Operating Revenues and Other
Crude Oil and Condensate	3,182	3,252	3,717	3,597	13,748	3,480				3,480
Natural Gas Liquids	490	409	501	484	1,884	513				513
Natural Gas	517	334	417	476	1,744	382				382
Gains on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net	376	101	43	298	818	237				237
Gathering, Processing and Marketing	1,390	1,465	1,478	1,473	5,806	1,459				1,459
Gains (Losses) on Asset Dispositions, Net	69	(9)	35	—	95	26				26
Other, Net	20	21	21	29	91	26				26
Total	6,044	5,573	6,212	6,357	24,186	6,123				6,123

Operating Expenses
Lease and Well	359	348	369	378	1,454	396				396
Gathering, Processing and Transportation Costs (A)	395	396	406	423	1,620	413				413
Exploration Costs	50	47	43	41	181	45				45
Dry Hole Costs	1	—	—	—	1	1				1
Impairments	34	35	54	79	202	19				19
Marketing Costs	1,361	1,456	1,383	1,509	5,709	1,404				1,404
Depreciation, Depletion and Amortization	798	866	898	930	3,492	1,074				1,074
General and Administrative	145	142	161	192	640	162				162
Taxes Other Than Income	329	313	341	301	1,284	338				338
Total	3,472	3,603	3,655	3,853	14,583	3,852				3,852

Operating Income	2,572	1,970	2,557	2,504	9,603	2,271				2,271
Other Income, Net	65	51	52	66	234	62				62
Income Before Interest Expense and Income Taxes	2,637	2,021	2,609	2,570	9,837	2,333				2,333
Interest Expense, Net	42	35	36	35	148	33				33
Income Before Income Taxes	2,595	1,986	2,573	2,535	9,689	2,300				2,300
Income Tax Provision	572	433	543	547	2,095	511				511
Net Income	2,023	1,553	2,030	1,988	7,594	1,789				1,789

Dividends Declared per Common Share	1.8250	0.8250	0.8250	2.4100	5.8850	0.9100				0.9100
Net Income Per Share
Basic	3.46	2.68	3.51	3.43	13.07	3.11				3.11
Diluted	3.45	2.66	3.48	3.42	13.00	3.10				3.10
Average Number of Common Shares
Basic	584	580	579	579	581	575				575
Diluted	587	584	583	581	584	577				577

(A)    Effective January 1, 2024, EOG combined Transportation Costs and Gathering and Processing Costs into one line item titled Gathering, Processing and Transportation Costs. This presentation has been conformed for all periods presented and had no impact on previously reported Net Income.

Wellhead Volumes and Prices
(Unaudited)
	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Crude Oil and Condensate Volumes (MBbld) (A)
United States	457.1	476.0	482.8	484.6	475.2	486.8				486.8
Trinidad	0.6	0.6	0.5	0.6	0.6	0.6				0.6
Total	457.7	476.6	483.3	485.2	475.8	487.4				487.4

Average Crude Oil and Condensate Prices ($/Bbl) (B)
United States	$77.27	$74.98	$83.61	$80.61	$79.18	$78.46				$78.46
Trinidad	68.98	64.88	71.38	69.21	65.58	67.50				67.50
Composite	77.26	74.97	83.60	80.60	79.17	78.45				78.45

Natural Gas Liquids Volumes (MBbld) (A)
United States	212.2	215.7	231.1	235.8	223.8	231.7				231.7
Total	212.2	215.7	231.1	235.8	223.8	231.7				231.7

Average Natural Gas Liquids Prices ($/Bbl) (B)
United States	$25.67	$20.85	$23.56	$22.29	$23.07	$24.32				$24.32
Composite	25.67	20.85	23.56	22.29	23.07	24.32				24.32

Natural Gas Volumes (MMcfd) (A)
United States	1,475	1,513	1,562	1,653	1,551	1,658				1,658
Trinidad	164	155	142	178	160	200				200
Total	1,639	1,668	1,704	1,831	1,711	1,858				1,858

Average Natural Gas Prices ($/Mcf) (B)
United States	$3.47	$2.07	$2.59	$2.72	$2.70	$2.10				$2.10
Trinidad	3.87	3.45	3.41	3.81	3.65	3.54				3.54
Composite	3.51	2.20	2.66	2.82	2.79	2.26				2.26

Crude Oil Equivalent Volumes (MBoed) (C)
United States	915.0	943.8	974.2	995.8	957.5	994.7				994.7
Trinidad	28.0	26.5	24.3	30.4	27.3	34.1				34.1
Total	943.0	970.3	998.5	1,026.2	984.8	1,028.8				1,028.8

Total MMBoe (C)	84.9	88.3	91.9	94.4	359.4	93.6				93.6

(A)Thousand barrels per day or million cubic feet per day, as applicable.
(B)Dollars per barrel or per thousand cubic feet, as applicable. Excludes the impact of financial commodity derivative instruments (see Note 12 to the Condensed Consolidated Financial Statements in EOG's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024).
(C)Thousand barrels of oil equivalent per day or million barrels of oil equivalent, as applicable; includes crude oil and condensate, NGLs and natural gas. Crude oil equivalent volumes are determined using a ratio of 1.0 barrel of crude oil and condensate or NGLs to 6.0 thousand cubic feet of natural gas. MMBoe is calculated by multiplying the MBoed amount by the number of days in the period and then dividing that amount by one thousand.

Balance Sheets
In millions of USD (Unaudited)
	2023				2024
	MAR	JUN	SEP	DEC	MAR	JUN	SEP	DEC
Current Assets
Cash and Cash Equivalents	5,018	4,764	5,326	5,278	5,292
Accounts Receivable, Net	2,455	2,263	2,927	2,716	2,688
Inventories	1,131	1,355	1,379	1,275	1,154
Assets from Price Risk Management Activities	—	—	—	106	110
Income Taxes Receivable	—	1	—	—	—
Other	580	523	626	560	684
Total	9,184	8,906	10,258	9,935	9,928

Property, Plant and Equipment
Oil and Gas Properties (Successful Efforts Method)	67,907	69,178	70,730	72,090	73,356
Other Property, Plant and Equipment	5,101	5,282	5,355	5,497	5,768
Total Property, Plant and Equipment	73,008	74,460	76,085	77,587	79,124
Less: Accumulated Depreciation, Depletion and Amortization	(42,785)	(43,550)	(44,362)	(45,290)	(46,047)
Total Property, Plant and Equipment, Net	30,223	30,910	31,723	32,297	33,077
Deferred Income Taxes	31	33	33	42	38
Other Assets	1,587	1,638	1,633	1,583	1,753
Total Assets	41,025	41,487	43,647	43,857	44,796

Current Liabilities
Accounts Payable	2,438	2,205	2,464	2,437	2,389
Accrued Taxes Payable	637	425	605	466	786
Dividends Payable	482	478	478	526	523
Liabilities from Price Risk Management Activities	31	22	22	—	—
Current Portion of Long-Term Debt	33	34	34	34	34
Current Portion of Operating Lease Liabilities	354	335	337	325	318
Other	253	232	285	286	223
Total	4,228	3,731	4,225	4,074	4,273

Long-Term Debt	3,787	3,780	3,772	3,765	3,757
Other Liabilities	2,620	2,581	2,698	2,526	2,533
Deferred Income Taxes	4,943	5,138	5,194	5,402	5,597
Commitments and Contingencies

Stockholders' Equity
Common Stock, $0.01 Par	206	206	206	206	206
Additional Paid in Capital	6,219	6,257	6,133	6,166	6,188
Accumulated Other Comprehensive Loss	(8)	(9)	(7)	(9)	(8)
Retained Earnings	19,423	20,497	22,047	22,634	23,897
Common Stock Held in Treasury	(393)	(694)	(621)	(907)	(1,647)
Total Stockholders' Equity	25,447	26,257	27,758	28,090	28,636
Total Liabilities and Stockholders' Equity	41,025	41,487	43,647	43,857	44,796

Cash Flow Statements
In millions of USD (Unaudited)
	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	2,023	1,553	2,030	1,988	7,594	1,789				1,789
Items Not Requiring (Providing) Cash
Depreciation, Depletion and Amortization	798	866	898	930	3,492	1,074				1,074
Impairments	34	35	54	79	202	19				19
Stock-Based Compensation Expenses	34	35	57	51	177	45				45
Deferred Income Taxes	234	194	56	199	683	199				199
(Gains) Losses on Asset Dispositions, Net	(69)	9	(35)	—	(95)	(26)				(26)
Other, Net	4	2	(1)	22	27	9				9
Dry Hole Costs	1	—	—	—	1	1				1
Mark-to-Market Financial Commodity and Other Derivative Contracts Gains, Net	(376)	(101)	(43)	(298)	(818)	(237)				(237)
Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts	(123)	(30)	23	18	(112)	55				55
Other, Net	(1)	—	(1)	—	(2)	—				—
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	338	137	(714)	201	(38)	58				58
Inventories	(77)	(226)	(28)	100	(231)	117				117
Accounts Payable	(77)	(231)	238	(49)	(119)	(58)				(58)
Accrued Taxes Payable	232	(212)	180	(139)	61	319				319
Other Assets	52	43	(92)	36	39	(161)				(161)
Other Liabilities	193	(47)	54	(16)	184	(71)				(71)
Changes in Components of Working Capital Associated with Investing Activities	35	250	28	(18)	295	(229)				(229)
Net Cash Provided by Operating Activities	3,255	2,277	2,704	3,104	11,340	2,903				2,903
Investing Cash Flows
Additions to Oil and Gas Properties	(1,305)	(1,341)	(1,379)	(1,360)	(5,385)	(1,485)				(1,485)
Additions to Other Property, Plant and Equipment	(319)	(180)	(139)	(162)	(800)	(350)				(350)
Proceeds from Sales of Assets	92	29	14	5	140	9				9
Changes in Components of Working Capital Associated with Investing Activities	(35)	(250)	(28)	18	(295)	229				229
Net Cash Used in Investing Activities	(1,567)	(1,742)	(1,532)	(1,499)	(6,340)	(1,597)				(1,597)
Financing Cash Flows
Long-Term Debt Repayments	(1,250)	—	—	—	(1,250)	—				—
Dividends Paid	(1,067)	(480)	(494)	(1,345)	(3,386)	(525)				(525)
Treasury Stock Purchased	(317)	(302)	(109)	(310)	(1,038)	(759)				(759)
Proceeds from Stock Options Exercised and Employee Stock Purchase Plan	—	9	1	10	20	—				—
Debt Issuance Costs	—	(8)	—	—	(8)	—				—
Repayment of Finance Lease Liabilities	(8)	(8)	(8)	(8)	(32)	(8)				(8)
Net Cash Used in Financing Activities	(2,642)	(789)	(610)	(1,653)	(5,694)	(1,292)				(1,292)
Effect of Exchange Rate Changes on Cash	—	—	—	—	—	—				—
Increase (Decrease) in Cash and Cash Equivalents	(954)	(254)	562	(48)	(694)	14				14
Cash and Cash Equivalents at Beginning of Period	5,972	5,018	4,764	5,326	5,972	5,278				5,278
Cash and Cash Equivalents at End of Period	5,018	4,764	5,326	5,278	5,278	5,292				5,292

Non-GAAP Financial Measures

To supplement the presentation of its financial results prepared in accordance with generally accepted accounting principles in the United States of America (GAAP), EOG’s quarterly earnings releases and related conference calls, accompanying investor presentation slides and presentation slides for investor conferences contain certain financial measures that are not prepared or presented in accordance with GAAP. These non-GAAP financial measures may include, but are not limited to, Adjusted Net Income, Cash Flow from Operations Before Changes in Working Capital, Free Cash Flow, Net Debt and related statistics.

A reconciliation of each of these measures to their most directly comparable GAAP financial measure and related discussion is included in the tables on the following pages and can also be found in the “Reconciliations & Guidance” section of the “Investors” page of the EOG website at www.eogresources.com.

As further discussed in the tables on the following pages, EOG believes these measures may be useful to investors who follow the practice of some industry analysts who make certain adjustments to GAAP measures (for example, to exclude non-recurring items) to facilitate comparisons to others in EOG’s industry, and who utilize non-GAAP measures in their calculations of certain statistics (for example, return on capital employed and return on equity) used to evaluate EOG’s performance.

EOG believes that the non-GAAP measures presented, when viewed in combination with its financial results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting the company’s performance. As is discussed in the tables on the following pages, EOG uses these non-GAAP measures for purposes of (i) comparing EOG’s financial performance with the financial performance of other companies in the industry and (ii) analyzing EOG’s financial performance across periods.

The non-GAAP measures presented should not be considered in isolation, and should not be considered as a substitute for, or as an alternative to, EOG’s reported Net Income (Loss), Long-Term Debt (including Current Portion of Long-Term Debt), Net Cash Provided by Operating Activities and other financial results calculated in accordance with GAAP. The non-GAAP measures presented should be read in conjunction with EOG's consolidated financial statements prepared in accordance with GAAP.

In addition, because not all companies use identical calculations, EOG’s presentation of non-GAAP measures may not be comparable to, and may be calculated differently from, similarly titled measures disclosed by other companies, including its peer companies. EOG may also change the calculation of one or more of its non-GAAP measures from time to time – for example, to account for changes in its business and operations or to more closely conform to peer company or industry analysts’ practices.

Direct ATROR

The calculation of EOG's direct after-tax rate of return (ATROR) is based on EOG’s net estimated recoverable reserves for a particular well(s) or play, the estimated net present value of the future net cash flows from such reserves (for which EOG utilizes certain assumptions regarding future commodity prices and operating costs) and EOG's direct net costs incurred in drilling or acquiring such well(s). As such, EOG's direct ATROR for a particular well(s) or play cannot be calculated from EOG’s consolidated financial statements.

Adjusted Net Income
In millions of USD, except share data (in millions) and per share data (Unaudited)

The following tables adjust reported Net Income (Loss) (GAAP) to reflect actual net cash received from (payments for) settlements of financial commodity derivative contracts by eliminating the unrealized mark-to-market (gains) losses from these and other derivative transactions, to eliminate the net (gains) losses on asset dispositions, to add back impairment charges related to certain of EOG's assets (which are generally (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets)), and to make certain other adjustments to exclude non-recurring and certain other items as further described below. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match hedge realizations to production settlement months and make certain other adjustments to exclude non-recurring and certain other items. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	1Q 2024
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,300	(511)	1,789	3.10
Adjustments:
Gains on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net	(237)	51	(186)	(0.31)
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	55	(12)	43	0.07
Less: Gains on Asset Dispositions, Net	(26)	4	(22)	(0.04)
Add: Certain Impairments	2	—	2	—
Adjustments to Net Income	(206)	43	(163)	(0.28)

Adjusted Net Income (Non-GAAP)	2,094	(468)	1,626	2.82

Average Number of Common Shares (Non-GAAP)
Basic				575
Diluted				577

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG adds to reported Net Income (Loss) (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the three months ended March 31, 2024, such amount was $55 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)

	4Q 2023
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,535	(547)	1,988	3.42
Adjustments:
Gains on Mark-to-Market Financial Commodity Derivative Contracts, Net	(298)	64	(234)	(0.40)
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	18	(4)	14	0.02
Add: Certain Impairments	19	(4)	15	0.03
Adjustments to Net Income	(261)	56	(205)	(0.35)

Adjusted Net Income (Non-GAAP)	2,274	(491)	1,783	3.07

Average Number of Common Shares (Non-GAAP)
Basic				579
Diluted				581

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG adds to reported Net Income (Loss) (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the three months ended December 31, 2023, such amount was $18 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)

	3Q 2023
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,573	(543)	2,030	3.48
Adjustments:
Gains on Mark-to-Market Financial Commodity Derivative Contracts, Net	(43)	9	(34)	(0.06)
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	23	(5)	18	0.03
Less: Gains on Asset Dispositions, Net	(35)	7	(28)	(0.05)
Add: Certain Impairments	23	(2)	21	0.04
Adjustments to Net Income	(32)	9	(23)	(0.04)

Adjusted Net Income (Non-GAAP)	2,541	(534)	2,007	3.44

Average Number of Common Shares (Non-GAAP)
Basic				579
Diluted				583

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG adds to reported Net Income (Loss) (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the three months ended September 30, 2023, such amount was $23 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	2Q 2023
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	1,986	(433)	1,553	2.66
Adjustments:
Gains on Mark-to-Market Financial Commodity Derivative Contracts, Net	(101)	22	(79)	(0.14)
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts (1)	(30)	6	(24)	(0.04)
Add: Losses on Asset Dispositions, Net	9	(2)	7	0.01
Adjustments to Net Income	(122)	26	(96)	(0.17)

Adjusted Net Income (Non-GAAP)	1,864	(407)	1,457	2.49

Average Number of Common Shares (Non-GAAP)
Basic				580
Diluted				584

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG subtracts from reported Net Income (Loss) (GAAP) the total net cash paid for settlements of financial commodity derivative contracts during such period. For the three months ended June 30, 2023, such amount was $30 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	1Q 2023
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,595	(572)	2,023	3.45
Adjustments:
Gains on Mark-to-Market Financial Commodity Derivative Contracts, Net	(376)	81	(295)	(0.51)
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts (1)	(123)	27	(96)	(0.16)
Less: Gains on Asset Dispositions, Net	(69)	15	(54)	(0.09)
Adjustments to Net Income	(568)	123	(445)	(0.76)

Adjusted Net Income (Non-GAAP)	2,027	(449)	1,578	2.69

Average Number of Common Shares (Non-GAAP)
Basic				584
Diluted				587

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG subtracts from reported Net Income (Loss) (GAAP) the total net cash paid for settlements of financial commodity derivative contracts during such period. For the three months ended March 31, 2023, such amount was $123 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	FY 2023
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	9,689	(2,095)	7,594	13.00
Adjustments:
Gains on Mark-to-Market Financial Commodity Derivative Contracts, Net	(818)	176	(642)	(1.09)
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts (1)	(112)	24	(88)	(0.15)
Less: Gains on Asset Dispositions, Net	(95)	20	(75)	(0.13)
Add: Certain Impairments	42	(6)	36	0.06
Adjustments to Net Income	(983)	214	(769)	(1.31)

Adjusted Net Income (Non-GAAP)	8,706	(1,881)	6,825	11.69

Average Number of Common Shares (Non-GAAP)
Basic				581
Diluted				584

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG subtracts from reported Net Income (Loss) (GAAP) the total net cash paid for settlements of financial commodity derivative contracts during such period. For the twelve months ended December 31, 2023, such amount was $112 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	FY 2022
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	9,901	(2,142)	7,759	13.22
Adjustments:
Losses on Mark-to-Market Financial Commodity Derivative Contracts, Net	3,982	(858)	3,124	5.32
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts (1)	(3,501)	755	(2,746)	(4.68)
Less: Gains on Asset Dispositions, Net	(74)	17	(57)	(0.10)
Add: Certain Impairments	113	(31)	82	0.14
Less: Severance Tax Refund	(115)	25	(90)	(0.15)
Add: Severance Tax Consulting Fees	16	(3)	13	0.02
Less: Interest on Severance Tax Refund	(7)	2	(5)	(0.01)
Adjustments to Net Income	414	(93)	321	0.54

Adjusted Net Income (Non-GAAP)	10,315	(2,235)	8,080	13.76

Average Number of Common Shares (Non-GAAP)
Basic				583
Diluted				587

(1) Consistent with its customary practice, in calculating Adjusted Net Income (Loss) (non-GAAP), EOG subtracts from reported Net Income (Loss) (GAAP) the total net cash paid for settlements of financial commodity derivative contracts during such period. For the twelve months ended December 31, 2022, such amount was $3,501 million, of which $1,391 million was related to the early termination of certain contracts.

Net Income per Share
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

4Q 2023 Net Income per Share (GAAP) - Diluted		3.42

Realized Price
1Q 2024 Composite Average Wellhead Revenue per Boe	46.73
Less: 4Q 2023 Composite Average Wellhead Revenue per Boe	(48.27)
Subtotal	(1.54)
Multiplied by: 1Q 2024 Crude Oil Equivalent Volumes (MMBoe)	93.6
Total Change in Revenue	(144)
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	32
Change in Net Income	(112)
Change in Diluted Earnings per Share		(0.19)

Wellhead Volumes
1Q 2024 Crude Oil Equivalent Volumes (MMBoe)	93.6
Less: 4Q 2023 Crude Oil Equivalent Volumes (MMBoe)	(94.4)
Subtotal	(0.8)
Multiplied by: 1Q 2024 Composite Average Margin per Boe (GAAP) (Including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule located in the "Reconciliations & Guidance" section of the "Investors" page of the EOG website)	20.24
Change in Margin	(16)
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	4
Change in Net Income	(12)
Change in Diluted Earnings per Share		(0.02)

Certain Operating Costs per Boe
4Q 2023 Total Cash Operating Costs (GAAP) and Total DD&A per Boe	20.37
Less: 1Q 2024 Total Cash Operating Costs (GAAP) and Total DD&A per Boe	(21.84)
Subtotal	(1.47)
Multiplied by: 1Q 2024 Crude Oil Equivalent Volumes (MMBoe)	93.6
Change in Before-Tax Net Income	(138)
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	30
Change in Net Income	(108)
Change in Diluted Earnings per Share		(0.19)

Net Income Per Share (Continued)
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

Gains (Losses) on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net
1Q 2024 Net Gains (Losses) on Mark-to-Market Financial Commodity and Other Derivative Contracts	237
Less: Income Tax Benefit (Provision)	(51)
After Tax - (a)	186
Less: 4Q 2023 Net Gains (Losses) on Mark-to-Market Financial Commodity Derivative Contracts	298
Less: Income Tax Benefit (Provision)	(64)
After Tax - (b)	234
Change in Net Income - (a) - (b)	(48)
Change in Diluted Earnings per Share		(0.08)

Other (1)		0.16

1Q 2024 Net Income per Share (GAAP) - Diluted		3.10

1Q 2024 Average Number of Common Shares (GAAP) - Diluted	577

(1)Includes gathering, processing and marketing revenue, gains (losses) on asset dispositions, other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.

Adjusted Net Income Per Share
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

4Q 2023 Adjusted Net Income per Share (Non-GAAP) - Diluted		3.07

Realized Price
1Q 2024 Composite Average Wellhead Revenue per Boe	46.73
Less: 4Q 2023 Composite Average Wellhead Revenue per Boe	(48.27)
Subtotal	(1.54)
Multiplied by: 1Q 2024 Crude Oil Equivalent Volumes (MMBoe)	93.6
Total Change in Revenue	(144)
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	32
Change in Net Income	(112)
Change in Diluted Earnings per Share		(0.19)

Wellhead Volumes
1Q 2024 Crude Oil Equivalent Volumes (MMBoe)	93.6
Less: 4Q 2023 Crude Oil Equivalent Volumes (MMBoe)	(94.4)
Subtotal	(0.8)
Multiplied by: 1Q 2024 Composite Average Margin per Boe (Non-GAAP) (Including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule located in the "Reconciliations & Guidance" section of the "Investors" page of the EOG website)	20.26
Change in Margin	(16)
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	4
Change in Net Income	(12)
Change in Diluted Earnings per Share		(0.02)

Certain Operating Costs per Boe
4Q 2023 Total Cash Operating Costs (Non-GAAP) and Total DD&A per Boe	20.37
Less: 1Q 2024 Total Cash Operating Costs (Non-GAAP) and Total DD&A per Boe	(21.84)
Subtotal	(1.47)
Multiplied by: 1Q 2024 Crude Oil Equivalent Volumes (MMBoe)	93.6
Change in Before-Tax Net Income	(138)
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	30
Change in Net Income	(108)
Change in Diluted Earnings per Share		(0.19)

Adjusted Net Income Per Share (Continued)
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts
1Q 2024 Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts	55
Less: Income Tax Benefit (Provision)	(12)
After Tax - (a)	43
4Q 2023 Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts	18
Less: Income Tax Benefit (Provision)	(4)
After Tax - (b)	14
Change in Net Income - (a) - (b)	29
Change in Diluted Earnings per Share		0.05

Other (1)		0.10

1Q 2024 Adjusted Net Income per Share (Non-GAAP)		2.82

1Q 2024 Average Number of Common Shares (Non-GAAP) - Diluted	577

(1)Includes gathering, processing and marketing revenue, other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.

Cash Flow from Operations and Free Cash Flow
In millions of USD (Unaudited)

The following tables reconcile Net Cash Provided by Operating Activities (GAAP) to Cash Flow from Operations Before Changes in Working Capital (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Changes in Components of Working Capital and Other Assets and Liabilities, Changes in Components of Working Capital Associated with Investing Activities and certain other adjustments to exclude non-recurring and certain other items as further described below. EOG defines Free Cash Flow (Non-GAAP) for a given period as Cash Flow from Operations Before Changes in Working Capital (Non-GAAP) (see below reconciliation) for such period less the Total Capital Expenditures (Non-GAAP) during such period, as is illustrated below. EOG management uses this information for comparative purposes within the industry.

	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net Cash Provided by Operating Activities (GAAP)	3,255	2,277	2,704	3,104	11,340	2,903				2,903

Adjustments:
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(338)	(137)	714	(201)	38	(58)				(58)
Inventories	77	226	28	(100)	231	(117)				(117)
Accounts Payable	77	231	(238)	49	119	58				58
Accrued Taxes Payable	(232)	212	(180)	139	(61)	(319)				(319)
Other Assets	(52)	(43)	92	(36)	(39)	161				161
Other Liabilities	(193)	47	(54)	16	(184)	71				71
Changes in Components of Working Capital Associated with Investing Activities	(35)	(250)	(28)	18	(295)	229				229
Cash Flow from Operations Before Changes in Working Capital (Non-GAAP)	2,559	2,563	3,038	2,989	11,149	2,928				2,928
Less:
Total Capital Expenditures (Non-GAAP) (a)	(1,489)	(1,521)	(1,519)	(1,512)	(6,041)	(1,703)				(1,703)
Free Cash Flow (Non-GAAP)	1,070	1,042	1,519	1,477	5,108	1,225				1,225

(a) See below reconciliation of Total Expenditures (GAAP) to Total Capital Expenditures (Non-GAAP):

	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Total Expenditures (GAAP)	1,717	1,664	1,803	1,634	6,818	1,952				1,952
Less:
Asset Retirement Costs	(10)	(26)	(191)	(30)	(257)	(21)				(21)
Non-Cash Development Drilling	—	(35)	(50)	(5)	(90)	—				—
Non-Cash Acquisition Costs of Unproved Properties	(31)	(28)	(1)	(39)	(99)	(31)				(31)
Acquisition Costs of Proved Properties	(4)	(6)	1	(7)	(16)	(21)				(21)
Acquisition Costs of Other Property, Plant and Equipment	(133)	(1)	—	—	(134)	(131)				(131)
Exploration Costs	(50)	(47)	(43)	(41)	(181)	(45)				(45)
Total Capital Expenditures (Non-GAAP)	1,489	1,521	1,519	1,512	6,041	1,703				1,703

Net Debt-to-Total Capitalization Ratio
In millions of USD, except ratio data (Unaudited)

The following tables reconcile Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt and Total Capitalization (Non-GAAP) in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for comparative purposes within the industry.

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023

Total Stockholders' Equity - (a)	28,636	28,090	27,758	26,257	25,447

Current and Long-Term Debt (GAAP) - (b)	3,791	3,799	3,806	3,814	3,820
Less: Cash	(5,292)	(5,278)	(5,326)	(4,764)	(5,018)
Net Debt (Non-GAAP) - (c)	(1,501)	(1,479)	(1,520)	(950)	(1,198)

Total Capitalization (GAAP) - (a) + (b)	32,427	31,889	31,564	30,071	29,267

Total Capitalization (Non-GAAP) - (a) + (c)	27,135	26,611	26,238	25,307	24,249

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	11.7%	11.9%	12.1%	12.7%	13.1%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	-5.5%	-5.6%	-5.8%	-3.8%	-4.9%